SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2003

KEYNOTE SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488

(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, CA	94404

(Address of principal executive offices)	(Zip Code)

(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.    Other Information.

Approval of Proposal to Amend Stockholder Rights Plan

On October 24, 2003, the Board of Directors (the “Board”) of Keynote Systems, Inc. (“Keynote”) approved a proposal to amend its Rights Agreement, dated as of October 25, 2002 (the “Rights Agreement”), between Keynote and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement currently defines an “Acquiring Person” as a person or group of affiliated or associated persons that have acquired beneficial ownership of 15% or more of the outstanding shares of Keynote Common Stock. The Rights Agreement will be amended to change this percentage to 20% or more of the outstanding shares of Keynote Common Stock. The existing Rights Agreement is filed as an exhibit to Keynote’s Form 8-A filed with the Securities and Exchange Commission on October 29, 2002. This Form 8-A will be amended when the Rights Agreement is formally amended.

Three-Year Independent Director (“TIDE”) Review of Rights Agreement

On October 24, the Board also adopted a policy under which a committee consisting solely of independent directors of the Board will review the Rights Agreement at least once every three years to consider whether maintaining the Rights Agreement continues to be in the best interests of Keynote and its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date: October 30, 2003	By:	/S/ PETER MALONEY

Peter Maloney Vice President and Chief Financial Officer